EXHIBIT 99.1

Ark Restaurants Announces Financial Results
for the Fourth Quarter and Full Year of 2017

CONTACT:

Robert Stewart

(212) 206-8800

bstewart@arkrestaurants.com

NEW YORK, New York – December 27, 2017 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended September 30, 2017.

Total revenues for the three-month period ended September 30, 2017 were $39,467,000 versus $38,529,000 for the three months ended October 1, 2016. The three-month period ended September 30, 2017 includes revenues of $4,166,000 related to the Oyster House properties in Gulf Shores and Spanish Fort, AL which were acquired on November 30, 2016 and $1,899,000 of revenues related to Sequoia DC which was partially open during the quarter after an extensive renovation. The three-month period ended October 1, 2016 includes revenues of $3,119,000 related to Sequoia DC and also includes revenues of $1,483,000 related to three properties closed during or subsequent to that prior year quarter.

Total revenues for the year ended September 30, 2017 were $153,877,000 versus $150,582,000 for the year ended October 1, 2016. The year ended September 30, 2017 includes revenues of $11,804,000 related to the Oyster House properties and $4,409,000 of revenues related to Sequoia DC. The year ended October 1, 2016 includes revenues of $10,078,000 related to Sequoia DC and also includes an additional $3,612,000 related to five properties that were closed during the period or subsequent to the prior year.

Excluding Sequoia DC same store sales increased 0.9% for the year ended September 30, 2017.

Net income for the three-month period ended September 30, 2017 was $1,311,000, or $0.38 per basic ($0.37 per diluted share) compared to $986,000, or $0.29 per basic share ($0.28 per diluted share), for the same three-month period last year. The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period ended September 30, 2017 was $2,880,000 versus $2,811,000 during the same three-month period last year.

Net income for the year ended September 30, 2017 was $4,039,000, or $1.18 per basic share ($1.14 per diluted share) compared to $4,030,000, or $1.18 per basic share ($1.15 per diluted share) last year. The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the year ended September 30, 2017 was $10,831,000 versus $11,203,000 last year. The decrease in EBITDA, adjusted for non-cash stock option expense and non-controlling interests, was offset by $1,637,000 resulting from the recognition of a gain (discussed below) in connection with the sale of our Rustic Inn, Jupiter, FL property. Without the gain related to the sale of real estate, EBITDA as adjusted for non-cash stock option expense and non-controlling interests would have been $9,194,000 for the year ended September 30, 2017. The year ended October 1, 2016, EBITDA includes positive adjustments for the impact of the reversal of commercial rent tax liabilities in the amount of $945,000 and an adjustment related to an overstatement of rent liability in the amount of $261,000.

On November 18, 2016, Ark Jupiter RI, LLC a wholly-owned subsidiary of the Company, entered into a Purchase Agreement for $5,200,000 to purchase the land and building in which the Company operated its Rustic Inn location in Jupiter, Florida. Concurrent with the execution of the purchase, Ark Jupiter RI, LLC entered into a Sale Agreement to sell this same property for $8,250,000.

On November 30, 2016, the Company, through newly formed, wholly-owned subsidiaries, acquired the assets of the Original Oyster House, Inc., a restaurant and bar located in the City of Gulf Shores, Baldwin County, Alabama and the related real estate and an adjacent retail shopping plaza and the Original Oyster House II, Inc., a restaurant and bar located in the City of Spanish Fort, Baldwin County, Alabama and the related real estate. The total purchase price was for $10,750,000 plus inventory. The acquisition is accounted for as a business combination and was financed with a bank loan from the Company’s existing lender in the amount of $8,000,000 and cash from operations.

Ark Restaurants owns and operates 20 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, two are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include the Rustic Inn in Dania Beach, Florida and Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.

Consolidated Statements of Income

For the 13 and 52 week periods ended September 30, 2017 and October 1, 2016

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	September 30,	October 1,	September 30,	October 1,
	2017	2016	2017	2016

TOTAL REVENUES	$39,467	$38,529	$153,877	$150,582

COST AND EXPENSES:

Food and beverage cost of sales	10,784	10,106	41,597	39,545
Payroll expenses	13,672	12,618	53,074	50,718
Occupancy expenses	4,063	4,624	17,100	16,515
Other operating costs and expenses	5,300	5,234	20,690	19,719
General and administrative expenses	2,805	2,712	11,504	11,708
Depreciation and amortization	999	1,170	4,541	4,553

Total costs and expenses	37,623	36,464	148,506	142,758

RESTAURANT OPERATING INCOME	1,844	2,065	5,371	7,824

Gain on sale of Rustic Inn, Jupiter property	—	—	1,637	—

OPERATING INCOME	1,844	2,065	7,008	7,824

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	239	(45)	583	236
Total other income, net	239	(45)	583	236

INCOME BEFORE PROVISION FOR INCOME TAXES	1,605	2,110	6,425	7,588

Provision for income taxes	331	700	1,668	2,098

CONSOLIDATED NET INCOME	1,274	1,410	4,757	5,490

Net (income) loss attributable to non-controlling interests	37	(424)	(718)	(1,460)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$1,311	$986	$4,039	$4,030

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.38	$0.29	$1.18	$1.18
Diluted	$0.37	$0.28	$1.14	$1.15

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,425	3,419	3,424	3,418
Diluted	3,526	3,516	3,531	3,507

EBITDA Reconciliation:
Restaurant operating income	$1,844	$2,065	$5,371	$7,824
Other income (expense), net	(239)	45	(583)	(236)
Restaurant income before provision for income taxes	1,605	2,110	4,788	7,588
Gain on sale of Rustic Inn, Jupiter property	—	—	1,637	—
Pre tax income	$1,605	$2,110	$6,425	$7,588
Depreciation and amortization	999	1,170	4,541	4,553
Interest (income) expense, net	239	(45)	583	236
EBITDA (a)	$2,843	$3,235	$11,549	$12,377

EBITDA adjusted for non-cash stock option expense, and non-controlling interests:
EBITDA (as defined) (a)	$2,843	$3,235	$11,549	$12,377
Net (income) loss attributable to non-controlling interests	37	(424)	(718)	(1,460)
Non-cash stock option expense	—	—	—	286
EBITDA, as adjusted	$2,880	$2,811	$10,831	$11,203

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.